EXHIBIT 1.1



                            UNDERWRITING AGREEMENT,

                            DATED AS OF May 15, 1998,


                       BETWEEN SIGMA FINANCIAL CORPORATION

                               AND THE REGISTRANT



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                               BARON CAPITAL TRUST

                             UNDERWRITING AGREEMENT



                                                                Cincinnati, Ohio


                                                                    May 15, 1998



Sigma Financial Corporation
4261 Park Road
Ann Arbor, Michigan 48103

Attention: Jerome S. Rydell,
           President

Gentlemen:

     Baron Capital Trust (the "Company"), a Delaware business trust, proposes to offer, and issue and sell, through Sigma Financial Corporation (the "Underwriter"), up to 2,500,000 shares of beneficial interest in the Company, without par value ("Shares"). The offering of the Shares (the "Offering") is further described in the Registration Statement filed on Form SB-2 with the U.
S. Securities and Exchange Commission ("Commission").

     1. Representations and Warranties and Covenants of the Company. In order to induce the Underwriter to enter into this Agreement, the Company represents and warrants or covenants, as the case may be, as follows. All of the representations and warranties and covenants shall survive the performance or termination of this Agreement.


     (a) The Company has filed a Registration Statement (No. 333-35063) on Form SB-2 relating to the Shares with the Commission pursuant to the Securities Act of 1933 ("Act"), as amended, and the Registration Statement is expected to be declared effective on May 15, 1998. The Company has furnished to the Underwriter two signed and two conformed copies of the Registration Statement together with all amendments and exhibits. As used in this Agreement, the term "Registration Statement" means the Registration Statement, including the Prospectus, the exhibits and the financial statements, and all amendments, including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.


     (b) The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission conform, and will conform, with all of the requirements of



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the Act in all material respects. Neither the Registration Statement, the
Prospectus nor the other material filed, or to be filed, with the Commission contains nor will contain any untrue statements of material fact nor are there, or will there be, any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this representation and warranty and covenant, as the case may be, does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to you, or any dealer through you, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

     (c) The Company will, if required, obtain a CUSIP number for the Shares. The Company has used its best efforts to qualify the Shares for offering and sales in each state specified on Exhibit A hereto. The materials previously filed or filed after the date hereof with any such state (or any other state in which, at the Underwriter's request, the Company may, but shall not be obligated to, qualify the Shares for offerings and sales) do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

     (d) Prior to the Offering, the Company will have no outstanding capital stock. The Shares, Warrants (as defined in paragraph 6 hereof) and Warrant Shares (as defined in paragraph 6 hereof) have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Shares and Warrant Shares, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of Shares have been reserved for issuance upon exercise of the Warrants. The Shares, Warrant Shares and Warrants will confirm to all statements in the Registration Statement and Prospectus. Upon delivery of and payment for the Warrants to be sold by the Company as set forth in this Agreement, the Underwriter and its designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through or under the Underwriter and except restrictions on transfer arising under federal and state securities laws and their rules and regulations. The Company will have on the date the Commission declares the Registration Statement to be effective (the "Effective Date") and at the time of delivery of such Warrants full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Warrants in the manner provided hereunder.

     (e) The Company has been legally organized as a business trust in the State of Delaware and is now, and always during the period of the Offering will be, a validly existing business trust under the laws of the State of Delaware, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company will always during the period of the Offering be qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.


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     (f) The Company has an authorized capitalization of 25,000,000 shares of capital stock comprised of Common Shares (including Shares to be offered in the Offering) and any Preferred Shares that the Trust may issue in the future pursuant to the Declaration of Trust for the Trust (the "Declaration"). There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, except as described in the Registration Statement. There are no securities of the Company, however characterized, held in its treasury.

     (g) Except as described in the Registration Statement and the Prospectus, the Company has no subsidiaries nor contemplates acquiring subsidiaries or engaging in mergers with or the acquisition of any companies.

     (h) Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any contingent liabilities, obligations, or claims nor has it received threats of claims or regulatory action. Further, except as disclosed in the Registration Statement and the Prospectus, subsequent to the date information is given in the Registration Statement and definitive Prospectus, and prior to the close of the Offering: (a) there shall not be any material adverse change in the management or condition, financial or otherwise, of the Company or in its business taken as a whole; (b) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (c) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus; (d) there shall not have been nor will there be any change in the capital or long term debt (except current payments) of the Company; and (e) the Company has not and will not have paid or declared any dividends or other distributions on its securities.

     (i) The Company's securities, however characterized, are not subject to preemptive rights.

     (j) The Company will have the legal right and authority to enter into this Agreement upon its execution, to effect the proposed sale of the Shares, to execute the Warrants and to effect all other transactions contemplated by this Agreement.

     (k) The Company knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No person acting by, through or under the Company will be entitled to receive from the Company or the Underwriter any finder's fees or similar payments.

     (l) The Company is eligible to use Form SB-2 for the Offering.

     (m) The Company and its Affiliates (as such term is defined under the Act and regulations thereunder) are not currently offering any securities nor has the Company or its Affiliates offered or sold any securities except as required to be described in the Registration Statement.

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     (n) The Company will not file any amendment or supplement to the
Registration Statement, Prospectus, or exhibits if the Underwriter and its counsel have not been previously furnished a copy, or if the Underwriter or its counsel have reasonably objected in writing to the filing of the amendment or supplement.

     (o) All original documents and other information relating to the Company's affairs has been and will continue to be made available upon request to the Underwriter and to its counsel at the Company's office or at the office of the Company's counsel and copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available have been at least the Declaration, Bylaws, if any, minutes of all of the meeting of the Board of the Trust, all financial statements and copies of all agreements to which the Company is a party or in which the Company has an interest and all current drafts of any agreements to which the Company intends to become a party, as described in the Registration Statement.

     (p) The Company has appointed American Stock Transfer & Trust Company, New York, N.Y., as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to the Underwriter for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's share certificates as may be needed for the quick and efficient transfer of the Shares.

     (q) The Company will use the proceeds from the sale of the Shares as set forth in the Registration Statement and Prospectus.

     (r) There are no contracts or other documents which are required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or its rules and regulations which have not been so described or filed. Each agreement to which the Company is a party has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and no agreements have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus. The Company knows of no present situation, condition or fact which would prevent compliance with the terms of such agreements. Except for amendments or modifications of agreements in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any agreement, and has no knowledge that any other party to any agreement, in which the Company has an interest, has any intention not to render full performance under such contract.

     (s) The Company is not in material default under any of the agreements to which it is a party. The Offering will not cause the Company to be in material default under any of its agreements nor will it create a conflict between the Company and any of the contracting parties to the agreements. The execution and delivery of this Agreement and the consummation of the

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transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Declaration or Bylaws of the Company, as amended, or any agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the NASD (as defined in paragraph 2(a) hereof).

     (t) The Company has not made any representation, whether oral or in writing, to anyone that any of the Shares will be reserved for or directed to them during the Offering.

     (u) Except as disclosed in the Registration Statement and Prospectus, there is, and prior to the close of the Offering there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

     (v) The financial statements, together with related notes, included in the Registration Statement and Prospectus present fairly the financial condition of the Company and are reported upon by independent public accountants in accordance with the rules and regulations of the Commission.

     2. Representations and Warranties and Covenants of the Underwriter. The Underwriter represents and warrants or covenants, as the case may be, as follows. All of the representations and warranties and covenants shall survive the performance or termination of this Agreement.

     (a) The Underwriter is (i) registered as a broker-dealer with the Commission, in good standing with the Michigan Division of Securities and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it offers or sells the Shares, (ii) properly licensed, and its restriction letter authorizes the Underwriter, to perform broker-dealer services for a public offering of the nature of the Offering, (iii) is a member of the National Association of Securities Dealers, Inc. ("NASD") and (iv) will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the Offering.


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     (b) To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a broker or dealer that would affect the Offering.

     (c) The Underwriter will offer the Shares only in the states specified on Exhibit A hereto and any other states in which the Company, at the request of the Underwriter, may, in its sole discretion, qualify or register the offering and sale of Shares and in the quantities that are identified in the Blue Sky Memorandum from the Company's counsel to the Underwriter that the offering of the Shares has been qualified for offering and sale under the applicable state statutes and regulations. The Underwriter agrees that it will not commence offering the Shares in any state until it has received confirmation in writing from the Company or the Company's counsel that the particular state has approved registration of the Shares or a portion thereof, or otherwise cleared such Shares, for sale in such state.

     (d) The Underwriter, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions in which the Shares are offered and sold, and the rules and regulations of the NASD.

     (e) The Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

     (f) This Agreement has been duly authorized, executed and delivered by the Underwriter and is a valid agreement on the part of the Underwriter.

     (g) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or Bylaws of the Underwriter or any indenture, agreement or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

     (h) The Underwriter knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No person acting by, through or under the Underwriter will be entitled to receive from the Underwriter or from the Company any finder's fees or similar payments.

     (i) The written information provided by the Underwriter for inclusion in the Registration Statement and Prospectus consists of certain information on the front and back Prospectus cover pages, and that set forth under "Terms of the Offering" in the Prospectus.


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     (j) The Underwriter will, reasonably promptly after the closing of the
Offering, supply the Company with all information required from the Underwriter for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Shares have been qualified for sale.

     3. Employment of the Underwriter. In reliance upon the representations and warranties and covenants of each party in favor of the other party set forth in this Agreement, including without limitation Sections 1 and 2, and subject to the terms and conditions of this Agreement:

     (a) The Company employs the Underwriter as its agent to sell for the Company's account the Shares, on a cash basis only, at a price of $10 per Share. The Underwriter agrees to use its best efforts, as agent for the Company, to sell the Shares subject to the terms and conditions set forth in this Agreement. It is agreed between the parties that (i) there is no firm commitment by the Underwriter to purchase any or all of the Shares, (ii) the agency arrangement provided for in this Agreement is on a non-exclusive basis, and (ii) the Company, in its sole discretion, may engage other broker-dealers to sell Shares in the Offering or may sell Shares in the Offering itself and waive the payment of any commission by one or more investors, in which case the cost of such Shares acquired by such investors will be less than the cost of Shares to an investor paying a commission. In addition, the parties agree that (x) the Underwriter and each other participating broker-dealer shall deliver a copy of the subscription documents for each prospective purchaser to the Company by overnight delivery by a reputable national firm on the same date as the Underwriter or participating broker-dealer, as the case may be, receives an executed copy of the subscription documents from the prospective purchaser and
(y) the Managing Shareholder of the Company shall have sole approval rights in respect of each prospective purchaser.

     (b) The obligation of the Underwriter to offer the Shares is subject to (i) receipt by it of written advice from the Commission that the Registration Statement is effective, (ii) the Shares being qualified for offering under applicable laws in the states specified on Exhibit A hereto and any other states in which the Company, upon the request of the Underwriter may, in its sole discretion, qualify the offering and sale of Shares, (iii) the absence of any prohibitory action by any governmental body, agency or official, and (iv) the terms and conditions contained in this Agreement and in the Registration Statement covering the Offering.


     (c) Prior to the sale of at least the minimum number of Shares required to be sold under the Escrow Agreement as a condition of the release of funds from the escrow account (the "Minimum Escrow Shares") and the payment and collection of the purchase price therefrom, all proceeds received from the sale of the Shares


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will be deposited in an escrow account entitled "American Stock Transfer & Trust
Company Baron Capital Trust Escrow Account" with American Stock Transfer & Trust Company, New York, N.Y. (the "Escrow Agent") pursuant to the Escrow Agreement (the "Escrow Agreement"), dated as of May 15, 1998, between the Company, the Underwriter and the Escrow Agent in substantially the form attached hereto as Exhibit B.


     (d) The Company, the Underwriter and the Escrow Agent will, prior to the beginning of the Offering, enter into the Escrow Agreement. The Company and the Underwriter mutually agree to faithfully perform their obligations under the Escrow Agreement. The Underwriter will promptly deliver the funds into the escrow account in accordance with Rule 15(c)2-4 of the Securities Exchange Act of 1934, as amended, but in any event not to exceed three business days after receipt of such funds.

     (e) The Underwriter shall have the right to associate with other underwriters and dealers as it may determine and shall have the right to grant to such persons such concessions out of the commissions to be received by the Underwriter as the Underwriter may determine, under and pursuant to a Best Efforts Selling Agreement in the form filed as an exhibit to the Registration Statement.

     (f) Subject to the sale of at least the Minimum Escrow Shares and the payment and collection of the purchase price therefrom, the Company agrees to pay to the Underwriter an underwriting commission computed at the rate of $.80 (8% of the public offering price) for each of the Shares sold by the Underwriter at the public offering price of $10 per Share. Commissions shall be payable in certified funds upon the release of the funds which have been deposited in the escrow account in accordance with the terms and conditions of the Escrow Agreement.

     (g) The parties acknowledge that there is no assurance that the Shares to be offered in the Offering will be registered under the Securities Exchange Act of 1934, as amended, or any of the states listed in Exhibit A hereto or other states requested by the Underwriter or will qualify for listing or quotation on any securities exchange in the future.

     4. Expenses of the Underwriter.

     The Underwriter agrees that it will pay all expenses incurred or to be incurred by it or its personnel or representatives, including Underwriter's attorney's fees and expenses, in connection with the Offering, excluding expenses which the Company has agreed to pay under Section 5. The Underwriter agrees that it shall not be entitled to reimbursement by the Company, Baron Advisors, Inc., any trustees of the Company or any of their respective Affiliates for any such expenses the Underwriter has agreed to pay in the preceding sentence.

     5. Expenses of the Company. The Company agrees that it will pay the following fees and expenses in connection with the Offering:


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     (a) All fees and expenses of its legal counsel which has been engaged to prepare certain information, documents and papers for filing with the Commission, state or local securities authorities and the NASD;

     (b) All fees and expenses of its accountants incurred in connection with the Offering and the preparation of all documents and filings made as part of the Offering;

     (c) All costs in issuing and delivering the Shares;

     (d) All costs of printing and delivering to the Underwriter and participating broker-dealers as many copies of the Registration Statement and amendments, preliminary Prospectuses and definitive Prospectuses as reasonably requested by the Underwriter;

     (e) All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the Offering;

     (f) All fees and costs which may be imposed by the Commission, the various state of local securities authorities and the NASD for review of the Offering; and

     (g) All other expenses incurred by the Company in performance of its obligations under this Agreement.

     6. Warrants.


     (a) Subject to the sale of the minimum number of Shares offered for sale in the Offering required to complete the Offering, the Company agrees to sell to the Underwriter warrants to purchase Shares ("Warrants"), on the terms and conditions set forth in the Underwriter's Warrant Agreement attached hereto as Exhibit C (the "Warrant Agreement"), a number of Shares ("Warrant Shares") in an amount equal to 8.5% of the number of Shares that the Underwriter actually sells in the Offering.


     (b) The Company will not be required to pay any underwriting commissions, discounts or similar expenses relating to the Warrants and/or Warrant Shares.

     7. Threat of Regulatory Action. The Company and the Underwriter agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Shares or the issuance of any "suspension orders" or other prohibitions preventing or impairing the Offering. In the case of the occurrence of any such event, neither the Company nor the Underwriter will acquiesce in such steps, procedures or suspension orders if such acquiescence would adversely affect the other party and, in such event, each party agrees to actively defend any such actions or orders unless both parties agrees to actively defend any such actions or orders unless both parties agree in

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writing to acquiesce in such actions or orders or unless counsel for each party advises the parties that the probability of successfully defending against such actions or order is remote.

     8. Further Agreement of the Company. The Company further agrees with the Underwriter as follows:

     (a) The Company will advise the Underwriter as soon as the Company is advised of any comments by the Commission of (i) any request made by the Commission for an amendment to the Registration Statement or Prospectus or for supplemental information and (ii) any order or of the institution of any adverse proceedings with respect to the Offering. The Company will immediately deliver to the Underwriter copies of any papers involved therewith.

     (b) The Company will provide the Underwriter with copies of all applications for the registration and qualification of Shares filed with the various state authorities and will provide the Underwriter and its counsel with copies of all comments and orders received from these authorities.

     (c) The Company will deliver to the Underwriter and to other broker-dealers as directed by the Underwriter as many copies of preliminary Prospectuses as the Underwriter may reasonably request during the period commencing with the filing of Amendment No. 1 to the Registration Statement and ending on the Effective Date. The Company will deliver to the Underwriter and to other broker-dealers as requested by the Underwriter as many copies of the definitive Prospectus as the Underwriter may reasonably request during the period of the Offering.

     (d) For a period of nine months following the commencement of the Offering, the Company will furnish the Underwriter copies of any reports which the Company may elect or be required under the Declaration or applicable federal or state securities laws to file with the Commission, any state securities regulatory agency or the NASD or deliver to the Shareholders following the Offering. Upon request in writing from the Underwriter, the Company will provide the Underwriter with such other information as may reasonably be requested concerning the properties, business and affairs of the Company and its subsidiaries, if any.

     (e) The Company agrees to notify the Underwriter after the Effective Date and during the Offering of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the Prospectus in order to make the statements made therein not misleading. Similarly the Company agrees to as soon as possible thereafter prepare and furnish to the Underwriter as many copies as the Underwriter may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statements made therein not misleading.


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     (f) Subject to Section 2(j), the Company will file with the Commission the required Reports on Form SR and will file with the appropriate state securities commissioners any sales and other reports required by the rules and regulations of such agencies and will supply copies to the Underwriter.

     (g) The Company agrees to file a listing application with the American Stock Exchange ("AMEX") as soon as practicable after the Effective Date and to use its reasonable best efforts to have the Shares listed for trading on AMEX immediately prior to the completion of the Offering.

     (h) As soon as practicable, but in any event not later than 15 months after the Effective Date, the Company will make generally available to its securities holders, in accordance with Section 11(a) of the Act, an earnings statement of the Company in reasonable detail covering a period of at least 12 months beginning after the Effective Date and will advise the Underwriter in writing that such statement has been made available.

     9. Company's Indemnification.

     (a) The Company agrees to indemnify, defend and hold harmless the Underwriter from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses) incurred by the Underwriter in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to the Underwriter, which the Underwriter may incur under the federal or state securities laws and regulations thereunder, state statutes or at common law or otherwise, but only to the extent that such losses, claims, damages, liabilities and expenses shall arise out of or be based upon a violation or alleged violation of the federal or state securities laws or regulations promulgated thereunder, a state statute or the common law resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other papers filed with the various state securities authorities (hereinafter collectively called "Blue Sky Applications") or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities or expenses arising out of or based upon any such violation based upon a statement or omission made in reliance upon written information furnished for use in the Registration Statement or in a Blue Sky Application by the Underwriter.

     (b) The foregoing indemnity of the Company in favor of the Underwriter shall not be deemed to protect the Underwriter against any liability to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Underwriter's duties, or by reason of the Underwriter's reckless disregard of the Underwriter's obligations and duties under the Act or this Agreement.


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     (c) The Underwriter agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Underwriter to enforce any such claim or liability and the Company shall have the right to so participate. The agreement of the Company under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Underwriter to the Company, by letter or telegram (addressed as provided in this Agreement), promptly after the receipt of written notice of such action against the Underwriter such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to Underwriter. Failure to notify the Company as herein provided shall not relieve it from any liability which it may have to the Underwriter other than on account of the indemnity agreement contained in this Section 9.

     10. Underwriter's Indemnification.

     (a) The Underwriter agrees to indemnify, defend and hold harmless the Company against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses) to which the Company may become subject, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Company by the Underwriter for use in the preparation of the Registration Statement or in any Blue Sky Application, (ii) any untrue statement or alleged untrue statement of any material fact made by the Underwriter, its employees, agents or affiliates to any offeree or purchaser of any of the Shares (other than any such statement which has been included in the Registration Statement or Prospectus or any amendment or supplement thereto, except any such statements that were based on information furnished by Underwriter to the Company for use in the preparation of the Registration Statement or in any blue Sky Application, which shall be subject to item (i) above), (iii) any omission by the Underwriter, its employees, agents or affiliates to state to any offeree or purchaser of any of the Shares a material fact necessary in order to make the statements made to such offeree or purchaser, in light of the circumstances under which they were made, not misleading (unless such omission of a material fact related to statements contained in the Registration Statement or Prospectus or any amendment or supplement thereto and was omitted therefrom, except any such omissions related to statements that were based on information furnished by Underwriter to the Company for use in the preparation of the Registration Statement or in any blue Sky Application, which shall be subject to item (i) above), or (iii) any other violation of federal or state securities laws by the Underwriter, its employees, agents or affiliates.

     (b) The Company agrees to give the Underwriter an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Underwriter shall have the right to so participate. The Underwriter's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Underwriter, by letter or telegram

(addressed as provided in this Agreement), promptly after the receipt of written notice of such action against the Underwriter such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to Company. Failure to notify the Underwriter as herein provided shall not relieve the Underwriter from any liability which it may have to the Company other than on account of the indemnity agreement contained in this Section 10.

     (c) The provisions of Sections 9 and 10 shall not in any way prejudice any right or rights which the Underwriter may have against the Company, or which the Company may have against the Underwriter, under any statute, including the Act, at common law or otherwise.

     (d) The indemnity agreements contained in Section 9 and 10 shall survive the termination of this Agreement and shall inure to the benefit of the Company, the Underwriter, their respective successors and the persons specified in
Section 16(c) below, and their respective heirs, personal representatives and successors and shall be valid irrespective of any investigation made by or on behalf of the Underwriter or the Company.

     11. Contribution. If the indemnification provided for in Sections 9 and 10 is unavailable to or insufficient to hold harmless an indemnified party under Sections 9 and 10 in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the Offering, but also (ii) the relative fault of the Company and the Underwriter in connection with the statements, omissions or actions which resulted in such losses, claims, damages, expenses or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering received by the Company bear to the total underwriting commissions received by the Underwriter in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and their respective intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses to which such indemnified party would be entitled if Sections 9 and 10 were applicable. Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus the Underwriter's proportionate share of such legal or other expenses, and any punitive or exemplary damages if the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or statements made by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     12. Conditions Precedent to the Obligations of the Underwriter. All obligations of the Underwriter under this Agreement are subject to the following conditions precedent unless waived by the Underwriter in particular cases:

     (a) Counsel for the Underwriter shall have completed a review of the form and content of the Registration Statement and Prospectus, of the organization and present legal status of the Company and of the legality and validity of the authorization and issuance of the Shares.

     (b) The Company shall have performed all of its obligations under this Agreement and all of the statements, representations and warranties made by the Company in this Agreement shall be complete and true in all material respects.

     (c) From the date of this Agreement until the completion of the Offering, no material adverse changes shall have occurred in the business, properties and assets of the Company other than changes occurring in the ordinary course of business.

     (d) From the date of this Agreement until the completion of the Offering, no claims or litigation shall have been instituted or threatened against the Company for substantial amounts or which would materially adversely affect the Company, its business or its property and no reasonable basis shall exist for any such claims or threats. Further, no proceeding shall have been instituted or threatened against the Company before any regulatory body wherein an unfavorable ruling would have a material adverse effect on the Company.

     (e) From the date of this Agreement until the completion of the Offering, no material adverse change shall have occurred in the operation, financial condition, management or credit of the Company or in any conditions affecting the prospects of its business.

     (f) From the date of this Agreement until the completion of the Offering, the Company shall not have sustained any loss on account of fire, flood, accident or calamity of such character as materially adversely affects its business or property, regardless of whether or not the loss has been insured.

     (g) On the Effective Date and on the date of release of funds held in escrow under the Escrow Agreement, the Underwriter shall have received from the Chief Executive Officer of the Company a certificate dated as of such date that:

          (i) The representations and warranties of the Company contained in
     Section 1 of this Agreement are true and accurate in all material respects.

          (ii) All of the conditions precedent in Sections 12(b) through 12(f) of this Agreement that are required to be performed by the Company by such date have been performed in all material respects and the representation and warranty made as to the performance of such conditions precedent is true.

          (iii) No stop order or other proceedings have been instituted or threatened by the Commission or any state authority which would adversely affect the Offering.

          (iv) This Agreement and the Warrants have been duly authorized and executed and constitute valid agreements of the Company and with respect to the Warrants are binding agreements and are enforceable according to their terms.

          (v) Each person who has signed the Registration Statement has carefully examined the Registration Statement and definitive Prospectus and any amendments and supplements, and to the best of their knowledge the Registration Statement and definitive Prospectus and any amendments and supplements thereto contain all statements required to be stated therein. All statements contained therein are true and correct, and neither the Registration Statement, definitive Prospectus nor any amendment, supplement or sticker thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (h) On the Effective Date, the Underwriter shall have received from the Company's legal counsel a copy of a Blue Sky Memorandum setting forth the states in which the Shares may be sold and the number of Shares that may be sold in each such state.

     (i) On the Effective Date and on the date of release of funds held in escrow under the Escrow Agreement, the Underwriter shall have received a written opinion from the Company's counsel as of such date in form substantially in accordance with the following:

          (i) The Company has filed with the Commission a Registration Statement on Form SB-2 relating to the Shares pursuant to the Act, the Registration Statement has become effective under the Act and the Registration Statement, Prospectus and all other documents filed with the Commission comply as to form with all requirements of the Act in all material respects (except for the financial statements and other financial data included therein, as to which counsel need express no opinion).

          (ii) Counsel is unaware of any contracts or other documents required to be described in the Registration Statement or in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          (iii) Counsel is unaware of any contracts or documents that have not been disclosed in the Prospectus that are material to the representations in the Prospectus and that would require disclosure in order to make statements made not misleading.

          (iv) To the best knowledge of counsel, the Company is not in default of any of the material terms and conditions of any agreements to which it is a party which are material to the operation of the Company; the Offering will not cause the Company to be in default of any of such agreements nor will it create a conflict between the Company and any of the contracting parties to any such agreements; all of such agreements are in full force and effect; and there are no claims against the Company concerning its rights under such agreements.

          (v) This Agreement and the Warrants issued to the Underwriter or its designees have been duly authorized and executed by the Company and constitute valid agreements of the Company except that no opinion need be expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law), the availability of specific performance or other equitable remedies, the effects of bankruptcy, insolvency, moratorium and all other similar laws and decisions affecting the rights of creditors generally and as to whether or not this Agreement may be an illusory contract.

          (vi) To the best knowledge of counsel, no claim or litigation has been instituted or threatened against the Company.

          (vii) To the best knowledge of counsel, no stop order or other proceedings have bee instituted or threatened by the Commission, any state or local authority or the NASD which would adversely affect the Offering.

          (viii) To the best knowledge of counsel, the Underwriter has been furnished copies of, or access to the Trust's files of, all documents and contracts relating to the Company's affairs which are material to the operations of the Trust.

          (ix) To the best knowledge of counsel, neither the Company nor any of its Affiliates is currently offering any securities for sale except as described in the Registration Statement.

          (x) No preemptive rights exist with respect to the Company's securities.

          (xi) Counsel is unaware of any subsidiaries of the Company other than those described in the Registration Statement or the Prospectus.

          (xii) Counsel has participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead counsel to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (xiii) The Company has an authorized capitalization of 25,000,000 Shares, comprised of Common Shares, including the Shares to be offered in the Offering, and Preferred Shares, which the Trust may determine to issue in the future in accordance with the Declaration and applicable law. There are no outstanding options, warrants or other rights to purchase Shares known to counsel other than as described in the Registration Statement and the Prospectus.

          (xiv) The Company has been organized and is a validly existing business trust under the laws of the state of Delaware and has full business trust power and authority under such laws to own its properties and to conduct its business as described in the Registration Statement. To the best of counsel's knowledge, the Company is qualified to conduct business as a foreign business trust in each jurisdiction where the nature of its business activities requires such qualification except where failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company.

          (xv) The Shares and Warrant Shares when issued and paid for in accordance with their terms will be fully paid and non-assessable. The Shares conform to the description thereof contained in the Registration Statement. The Company has authorized the issuance of the Shares, Warrants and Warrant Shares and has full power and authority to issue and sell the Shares, Warrants and Warrant Shares on the terms and conditions herein set forth.

     The foregoing opinion may be rendered in part by regular corporate counsel and, in part, by securities counsel to the Company.

     13. Termination.

     (a) This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

     (b) This Agreement may be terminated by the Underwriter by notice to the Company if the Underwriter reasonably believes that any material adverse changes have occurred in the management of the Company, that material adverse changes have occurred in the financial condition or obligations of the Company or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in the sole judgment of the Underwriter, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.


     (c) The Company shall have the right on three days' written notice thereof to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind in the event any action or proceeding shall be instituted or threatened against the Underwriter either in (i) any court of competent jurisdiction, before the Commission, any state securities commission or the NASD concerning its activities as a broker or dealer that would prevent the Underwriter from acting as such in the Offering, at any time prior to the Effective Date, or (ii) any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Underwriter's assets or if the Underwriter makes an assignment for the benefit of creditors.


     (d) This Agreement will terminate in the event the Company notifies the Underwriter that it is withdrawing the Offering in accordance with the terms and conditions of the Declaration of Trust of the Company.

     (e) Any termination of this Agreement pursuant to this Section 13 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto to the other party.

     14. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered at or mailed to the following addresses or sent by facsimile to the following addresses with written confirmation thereafter:

To the Company:

          Baron Capital Trust
          7826 Cooper Road
          Cincinnati, Ohio 45242
          Attention: Gregory K. McGrath, Chief Executive Officer

To the Underwriter:

          Sigma Financial Corporation
          4261 Park Road
          Ann Arbor, Michigan
          Attention: Jerome S. Rydell, President

     15. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter (including the participating broker-dealers as provided in

Sections 9 and 10) and their successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement. However, the representations, warranties and indemnities and defense obligations of the Company included in this Agreement also inure to the benefit of any person who controls the Underwriter and participating broker-dealer within the meaning of Section 15 of the Act and the representations, warranties, indemnities and defense obligations of the Underwriter and participating broker-dealers inure to the benefit of Baron Advisors, Inc., each officer who signs the Registration Statement, each trustee of the Company and each person who controls the Company within the meaning of Section 15 of the Act.

     16. Miscellaneous Provisions.

     (a) This Agreement shall be construed according to the laws of the state of New York without regard to conflicts of laws provisions thereof.

     (b) The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

     (c) This Agreement is made solely for the benefit of the Company, its officers, trustees and controlling persons within the meaning of Section 15 of the Act, and for the benefit of Baron Advisors, Inc., the Managing Shareholder of the Company, and of the Underwriter and its officers, directors and controlling persons within the meaning of Section 15 of the Act, and their respective successors, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such, of the Shares.

     (d) On the Effective Date, the Underwriter will provide the Company a list of all the names and addresses of all participating broker-dealers and shall provide the Company with such changes of address or name of such participating broker-dealers as occur and of which the Underwriter is notified. Further, the Underwriter shall use its best efforts to maintain the current name and address of all participating broker-dealers during the terms of this Agreement.

     If this Agreement correctly sets forth our understanding, please indicate your acceptance in the space provided below for that purpose.

                                            Very truly yours,


                                            BARON CAPITAL TRUST,
                                            a Delaware business trust

                                            By: Baron Advisors, Inc.,
                                                Managing Shareholder



                                            By: /s/ GREGORY K. MCGRATH
                                               -------------------------------
                                               Gregory K. McGrath, President


Confirmed and accepted as of
the date first above written:

SIGMA FINANCIAL CORPORATION,
a Michigan corporation


By: /s/ JEROME S. RYDELL
    -----------------------------
    Jerome S. Rydell, President

                                                                       EXHIBIT A

                                 BLUE SKY STATES


--------------------------------------------------------------------------------

                  Arizona                           New Jersey
                  Connecticut                       New York
                  Florida                           North Carolina
                  Georgia                           Ohio
                  Illinois                          Pennsylvania
                  Indiana                           Texas
                  Louisiana                         Virginia
                  Michigan                          Washington
                  Minnesota                         Wisconsin

--------------------------------------------------------------------------------

                                                                       Exhibit B


                                Escrow Agreement

                               [previously filed]

                                                                       Exhibit C


                         Underwriter's Warrant Agreement

                               [previously filed]